UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2013

Shire plc
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(Exact name of registrant as specified in its charter)

Jersey, Channel Islands
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(State or other jurisdiction of incorporation)

0-29630                                                  98-0601486
(Commission File Number)                (IRS Employer Identification No.)

5 Riverwalk, Citywest Business Campus, Dublin
24, Republic of Ireland
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(Address of principal executive offices)                              (Zip code)

Registrant's telephone number, including area code               +353 1 429 7700

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(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.f13e-4(c))

Item 3.02.  Unregistered Sales of Equity Securities

On November 26, 2013, Shire plc (the “Company”) issued an optional redemption notice under the Trust Deed dated May 9, 2007 (the “Trust Deed”) to holders (the “Holders”) of the Company’s 2.75% Convertible Bonds due 2014 (the “Convertible Bonds”). The issuance of the Convertible Bonds was previously reported by the Company on May 15, 2007. The aggregate outstanding principal amount of Convertible Bonds on November 25, 2013, the last practicable date prior to the date of the optional redemption notice, was US$1,075,070,000. The last day on which Holders may exercise their conversion rights is December 13, 2013. Convertible Bonds which are not voluntarily converted by Holders will be redeemed by the Company on December 27, 2013 at par together with interest accrued to that date. As of December 6, 2013, Holders had voluntarily converted US$369,841,000 aggregate principal amount of the Convertible Bonds into fully paid ordinary shares in the capital of the Company, with par value of £0.05 each (“Ordinary Shares”). Pursuant to the terms of the Trust Deed, the Convertible Bonds which Holders elected to convert as of December 6, 2013 were converted into 11,376,200 Ordinary Shares at a conversion price of US$32.51 per Ordinary Share. The Ordinary Shares into which the Convertible Bonds have been converted were issued to Holders in reliance on an exemption from registration pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended, on the basis that the Ordinary Shares have been exchanged with Holders exclusively and no commission or other remuneration has been paid or given directly or indirectly for soliciting such exchange.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHIRE PLC

By:	/s/ T May
	Name:	Tatjana May
	Title:	General Counsel

Dated: December 6, 2013